EXHIBIT 10.1


                              AMENDMENT AND WAIVER

         This AMENDMENT AND WAIVER (this "AMENDMENT"), dated as of March 21, 2006, is entered into by and between ISLAND PACIFIC, INC., a Delaware corporation (the "COMPANY"), and LAURUS MASTER FUND, LTD., a Cayman Islands company ("LAURUS"), for the purpose of amending and amending and restating and waiving certain terms of (i) the Secured Convertible Term Note, dated as of November 17, 2005 (as amended and restated, amended, modified and/or supplemented from time to time, the "NOVEMBER 2005 BRIDGE NOTE") issued by the Company to Laurus, (ii) the Registration Rights Agreement by and between the Company and Laurus dated November 17, 2005 (as amended, modified or supplemented from time to time, the "NOVEMBER 2005 REG. RIGHTS AGREEMENT"), (iii) the Securities Purchase Agreement, dated as of November 17, 2005 (as amended, modified or supplemented from time to time, the "NOVEMBER 2005 PURCHASE AGREEMENT") by and between the Company and Laurus, (iv) the Amended and Restated Secured Convertible Term Note, dated as of July 12, 2004 (as amended and restated, amended, modified and/or supplemented from time to time, the "JULY 2004 TERM NOTE") issued by the Company to Laurus, (v) the Securities Purchase Agreement, dated as of July 12, 2004 (as amended, modified or supplemented from time to time, the "JULY 2004 PURCHASE AGREEMENT") by and between the Company and Laurus, (vi) the Registration Rights Agreement by and between the Company and Laurus dated July 12, 2004 (as amended, modified or supplemented from time to time, the "JULY 2004 REG. RIGHTS AGREEMENT"), (vii) the Secured Convertible Term Note, dated as of June 15, 2005 (as amended, modified and/or supplemented from time to time, the "JUNE 2005 TERM NOTE" and together with the July 2004 Term Note, the "TERM NOTES" and each, a "TERM NOTE") issued by the Company to Laurus,
(viii) the Securities Purchase Agreement, dated as of June 15, 2005 (as amended, modified or supplemented from time to time, the "JUNE 2005 PURCHASE AGREEMENT" and together with the November 2005 Purchase Agreement and the July 2004 Purchase Agreement, the "PURCHASE AGREEMENTS" and each, a "PURCHASE AGREEMENT") by and between the Company and Laurus and (ix) the Registration Rights Agreement by and between the Company and Laurus dated June 15, 2005 (as amended, modified and/or supplemented from time to time, the "JUNE 2005 REG. RIGHTS AGREEMENT" and together with the November 2005 Reg. Rights Agreement and the July 2004 Reg. Rights Agreement, the "REG. RIGHTS AGREEMENTS" and each, a "REG. RIGHTS AGREEMENT"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the applicable November 2005 Bridge Note, Term Note, Purchase Agreement or Reg. Rights Agreement.

         WHEREAS, the Company and Laurus have agreed to make certain changes to the November 2005 Bridge Note, the Term Notes, the Purchase Agreements and the Reg. Rights Agreements as set forth herein.

         NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

WAIVERS
-------

         1. Laurus and the Company hereby agree that the Company shall not be required to pay the principal portion of any Monthly Amount (as defined in the July 2004 Term Note) due on the first business day of March 2006, April 2006, May 2006, June 2006, July 2006 and August 2006 on such dates (collectively, the

"JULY 2004 POSTPONED PRINCIPAL"); PROVIDED THAT, the July 2004 Postponed Principal shall each be paid in full on the Maturity Date (as defined in the July 2004 Term Note), together with all other amounts due and payable on such date under the July 2004 Purchase Agreement and the Related Agreements referred to in the July 2004 Purchase Agreement.

         2. Laurus and the Company hereby agree that the Company shall not be required to pay the principal portion of any Monthly Amount (as defined in the June 2005 Term Note) due on the first business day of March 2006, April 2006, May 2006, June 2006, July 2006 and August 2006 on such dates (collectively, the "JUNE 2005 POSTPONED PRINCIPAL"); PROVIDED THAT, the June 2005 Postponed Principal shall each be paid in full on the Maturity Date (as defined in the June 2005 Term Note), together with all other amounts due and payable on such date under the June 2005 Purchase Agreement and the Related Agreements referred to in the June 2005 Purchase Agreement.

AMENDMENTS
----------

         3. The November 2005 Bridge Note is hereby amended and restated in the form attached hereto as EXHIBIT A (the "AMENDED AND RESTATED BRIDGE NOTE"). For the avoidance of doubt, the amendment and restatement of the November 2005 Bridge Note as set forth in this Section 1 shall be in substitution for and not in satisfaction of the November 2005 Bridge Note. Upon the execution of this Amendment and Waiver and prior to Company delivering an originally executed copy of the Amended and Restated Bridge Note to Laurus, Laurus will return the originally executed November 2005 Bridge Note to the Company.

         4. The definition of Maturity Date appearing in each of the Term Notes is hereby amended to extend such Maturity Date to "August 31, 2006" in each case.

         5. Laurus understands that the Company has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to such agreements. The Company hereby covenants to report the terms and provisions of this Amendment on a current report on Form 8-K within five (5) business days of the date hereof.

         6. Section 6.4 in each of the Purchase Agreements is hereby deleted in its entirety and, the following new Section 6.4 is hereby inserted in lieu thereof:

                  "The Company shall timely file with the SEC all reports required to be filed pursuant to the Exchange Act (other than in respect of its Form 10-K for the year ended March 31, 2005 and the Forms 10-Q for quarters ended June 30, 2005, September 30, 2005 and December 31, 2005 (the "Late Reports"), which Late Reports shall be filed by April 20, 2006) and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination. Promptly after (i) the filing thereof, copies of the Company's most recent registration statements and annual, quarterly, current or other regular reports which the Company files with the Securities and Exchange Commission (the "SEC"), and (ii) the issuance thereof, copies of such financial statements, reports and proxy statements as the Company shall send to its stockholders."

         7. The first sentence of Section 6.2 of the Purchase Agreements shall be amended to state:

          "By May 1, 2006, the Company shall secure the listing of the shares of Common Stock issuable upon conversion of the Note, upon the exercise of the Warrant and upon exercise of the Option on the NASD OTC Bulletin Board (the "Principal Market") upon which shares of Common Stock are listed and shall maintain such listing so long as any other shares of Common Stock shall be so listed."

         8. Each of the Purchase Agreements and the Related Agreements referred to therein are hereby amended to delete the text "NASDAQ SmallCap Market" in each instance appearing therein and inserting the text "NASDAQ Capital Market" in lieu thereof in each case.

         9. Effective as of the Amendment Effective Date, Laurus consents to the Company (a) increasing the amount of the Secured Term Note issued to Midsummer Investments, Ltd. ("MIDSUMMER") on or around November 17, 2005 (the "MIDSUMMER TERM NOTE"), and issuing an Option to Midsummer, in each case on or around the date hereof and on terms no more favorable to Midsummer than the terms of the Amended and Restated Bridge Note and the Additional Option (as defined below) are to Laurus and (b) amending the Securities Purchase Agreement dated March 15, 2004 between the Company and Midsummer and the 9% Convertible Debenture (the "Debenture") issued thereby to extend the maturity date of the Debenture to September 30, 2006, provide for the payment of monthly interest payments in the amount of $35,613 for each such payment and issue Midsummer an option to purchase 1,610,005 shares of the Company's common stock at $0.20 per share, in substantially the form of the Additional Option.

         10. Effective as of the Amendment Effective Date and subject to the full compliance by the Company with the terms hereof (including, without limitation, Section 8 above), Laurus waives any and all rights to an adjustment of the conversion price under the July 2004 Term Note or June 2005 Term Note triggered by the increase in the principal amount of the Midsummer Term Note and/or issuance of the Option to Midsummer dated as of the date hereof.

         11. The definition of Filing Date in Section 1 of the November 2005 Reg. Rights Agreement is deleted in its entirety and replaced as follows:

          "FILING DATE" means, with respect to (i) the Registration Statement required to be filed hereunder in respect of the shares of Common Stock issuable upon the exercise of the Option, a date no later than May 15, 2006 and (ii) with respect to shares of Common Stock issuable to the Holder as a result of adjustments to the Fixed Conversion Price made pursuant to the terms of the Option or otherwise, thirty (30) days after the occurrence of such event or the date of the such adjustment but in no event before May 15, 2006."

         12. The definition of Filing Date in Section 1 of the July 2004 Reg. Rights Agreement is deleted in its entirety and replaced as follows:

          "FILING DATE" means, with respect to (i) the Registration Statement required to be filed hereunder, a date no later than May 15, 2006 and
          (ii) with respect to shares of Common Stock issuable to the Holder as a result of adjustments to the Fixed Conversion Price made pursuant to
          Section 3.4 of the Secured Convertible Term Note or Section 4 of the Warrant or otherwise, thirty (30) days after the occurrence of such event or the date of the such adjustment but in no event before May 15, 2006."

         13. The definition of Filing Date in Section 1 of the June 2005 Reg. Rights Agreement is deleted in its entirety and replaced as follows:

          "FILING DATE" means, with respect to (i) the Registration Statement required to be filed hereunder in respect of the shares of Common Stock issuable upon conversion of the Note, May 15, 2006 and (ii) with respect to shares of Common Stock issuable to the Holder as a result of adjustments to the Fixed Conversion Price made pursuant to Section
          3.4 of the Secured Convertible Term Note, Section 4 of the Warrant or
          Section 4 of the Option or otherwise, thirty (30) days after the occurrence of such event or the date of the adjustment of the Fixed Conversion Price but in no event before May 15, 2006."

MISCELLANEOUS
-------------

         14. The Company agrees that is shall issue on the date hereof an Option (the "Additional Option") to Laurus to purchase up to 1,125,000 shares of the Common Stock of the Company with an exercise price of $0.01 per share, such Additional Option to be in the form attached hereto as EXHIBIT B. The Company further agrees to file a Registration Statement (as defined in each of the Reg. Rights Agreements), to register the shares of Common Stock that may be issued upon exercise of the Additional Option no later than May 15, 2006 (the "FILING DATE"). The Filing Date shall be deemed to be a "Filing Date" under, and as defined in, each of the Reg. Rights Agreement. The Additional Option shall be deemed to be an "Option" under, and as defined in, the November 2005 Reg. Rights Agreement.

         15. Each amendment and waiver set forth herein shall be effective as of the date first above written (the "AMENDMENT EFFECTIVE DATE") on the date when
(i) each of the Company and Laurus shall have executed and the Company shall have delivered to Laurus its respective counterpart to this Amendment, (ii) the Company shall have executed and delivered to Laurus each of the Additional Option and the Amended and Restated Bridge Note, and (iii) Laurus shall have received from the Company and its Subsidiaries a duly executed Reaffirmation Agreement in the form attached hereto as EXHIBIT C.

         16. Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Term Notes, Purchase Agreements or Reg. Rights Agreements, and all of the other forms, terms and provisions of the Term Notes and the Purchase Agreements remain in full force and effect.

         17. The Company hereby represents and warrants to Laurus that after giving effect to this Amendment and the Amendment and Waiver between the Company and Midsummer dated on or around the date hereof: (i) on the date hereof, all representations, warranties and covenants made by the Company in connection with the Amended and Restated Bridge Note, the Term Notes and the Purchase Agreements are true, correct and complete except as qualified or limited in any manner by the information set forth in the disclosure schedule delivered by the Company to Laurus pursuant to Section 4 of the November 2005 Purchase Agreement or in the SEC Reports and except that the Company did not file its reports on Form 10-Q for the quarters ended September 30, 2005 and December 31, 2005; and (ii) on the date hereof, all of the Company's and its Subsidiaries' covenant requirements set forth in the Amended and Restated Bridge Note, the Term Notes, the Purchase Agreements, the Reg. Rights Agreements and Related Agreements (as defined in the respective Purchase Agreements) have been met.

         18. From and after the Amendment Effective Date, all references to the Amended and Restated Bridge Note, the Term Notes, the Purchase Agreements and the Reg. Rights Agreements shall be deemed to be references to the Amended and Restated Bridge Note, the Term Notes, Purchase Agreements and Reg. Rights Agreements as modified hereby.

         19. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.




            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each of the Company and Laurus has caused this Amendment to be signed in its name effective as of this 21st day of March 2006.


                                           ISLAND PACIFIC, INC.


                                           By:________________________________
                                           Name:  Barry Schechter
                                           Title:  Chief Executive Officer

                                           LAURUS MASTER FUND, LTD.


                                           By:________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT A
                                                                       ---------


                        AMENDED AND RESTATED BRIDGE NOTE

                                                                       EXHIBIT B
                                                                       ---------


                                ADDITIONAL OPTION

                                                                       EXHIBIT C
                                                                       ---------


                             REAFFIRMATION AGREEMENT